EXHIBIT 10(a) -- AMENDMENT NUMBER ONE TO ONE PRICE CLOTHING STORES, INC. DIRECTOR STOCK OPTION PLAN DATED MARCH 14, 1996


                             AMENDMENT NUMBER ONE TO

                         ONE PRICE CLOTHING STORES, INC.

                           DIRECTOR STOCK OPTION PLAN


             This Amendment to the One Price Clothing Stores, Inc. ("Company") Director Stock Option Plan ("Plan"), is adopted as of this 14th day of March 1996.

             WHEREAS, the Board of Directors of the Company adopted the Plan as of February 9, 1995 and the Plan was subsequently approved by the shareholders of the Company and became effective as of April 19, 1995; and

             WHEREAS, the Plan provided for the automatic issuance of options for 1,500 shares of Common Stock to non-employee directors on March 31, 1996 and each subsequent March 31 (or the immediately preceding business day); and

             WHEREAS, the Company has changed its fiscal year end from the Saturday nearest December 31, each year to the Saturday nearest January 31 of each year; and

             WHEREAS, the Board of Directors of the Company at its meeting held March 14, 1996 unanimously approved an increase in the number of shares to be automatically granted annually pursuant to the Plan to each director form 1,500 to 5,000 shares of Common Stock, such increase to be effective March 31, 1996, subject to stockholder approval, and modified the Grant Date from March 31 of each calendar year (or the immediately preceding business day) to April 30 of each calendar year (or the immediately preceding business day) commencing in 1997;

             NOW, THEREFORE, the Plan is hereby modified as follows:

                    The second paragraph of Section 4. OPTIONS FOR DIRECTORS WHO ARE NOT EMPLOYEES is hereby replaced with the following paragraph:

                    On each Grant Date (as hereinafter defined), each Eligible Director shall automatically receive from the Company an option for 5,000 shares of Common Stock, with an exercise price per share equal to the average of the high and low sales price per share of the Common Stock on such Grant Date (as reported on NASDAQ). For purposes of the Plan, the Grant Date shall be March 29 of 1996 and April 30 of each calendar year commencing with the 1997 calendar year (or, if April 30 is not a business day, the immediately preceding business day).

                    The first sentence of the third paragraph of said Section 4 shall be replaced with the following:



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                    Each Option shall be immediately  exercisable  commencing on the date of its grant and at any time and form time to time thereafter (subject to Section 6 and hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date; provided, however, each Option to be granted March 29, 1996 shall provide that 1,500 of the 5,000 shares granted shall be immediately exercisable and the remaining 3,500 shares granted shall be subject to approval of stockholders at the annual meeting to be held May 20, 1996 and, upon such
                    stockholder   approval,   such  3,500  shares  shall  become
                    immediately exercisable. In the event stockholders do not approve the increase in the number of shares to be granted annually from 1,500 to 5,000 shares, the Plan shall continue as effective April 19, 1995 with only the Grant Date to be changed from March 31 to April 30 of each calendar year commencing in 1997.

             In all other respects, the Plan is hereby ratified and continued in accordance with its terms and conditions.



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